UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

FORM 8-K
________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2016

MSA SAFETY INCORPORATED
(Exact name of registrant as specified in its charter)

Pennsylvania	1-15579	46-4914539
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1000 Cranberry Woods Drive Cranberry Township, PA	16066
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 724-776-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The annual meeting of shareholders of MSA Safety Incorporated was held on May 10, 2016. The following matters were acted upon:

1. Election of Directors

Robert A. Bruggeworth, Alvaro Garcia-Tunon and Rebecca B. Roberts were elected to serve until the Annual Meeting in 2019, by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert A. Bruggeworth	28,634,459	1,061,012	6,104,826
Alvaro Garcia-Tunon	28,739,266	956,205	6,104,826
Rebecca B. Roberts	28,716,055	979,416	6,104,826

Continuing as directors, with terms expiring in 2017, are William M. Lambert, Diane M. Pearse and L. Edward Shaw. Continuing as directors, with terms expiring in 2018, are John T. Ryan III and Thomas H. Witmer.

2. Approval of the Adoption of the Company’s Amended and Restated 2016 Management Equity Incentive Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,181,995	576,854	936,622	6,104,826

3. Approval of the Adoption of the Company’s Amended and Restated CEO Annual Incentive Award Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,193,115	562,723	939,633	6,104,826

4. Selection of Independent Registered Public Accounting Firm

Ernst & Young LLP was selected as the independent registered public accounting firm for the year ending December 31, 2016, by the following votes:

Votes For	Votes Against	Abstentions
34,498,628	78,179	1,223,490

5. Advisory Vote on Executive Compensation

The results of the advisory vote on the executive compensation of the Company’s named executive officers were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,500,930	260,764	933,777	6,104,826

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MSA SAFETY INCORPORATED
(Registrant)

By    /s/ Douglas K. McClaine
_________________________________________
Douglas K. McClaine
Vice President, General Counsel
and Secretary

Date: May 11, 2016